Exhibit 10.1

AMENDED AND RESTATED PLEDGE AGREEMENT

(Borrower)

THIS AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, restated, supplemented or modified from time to time, the “Agreement”), dated as of October 5, 2010, is made and entered into by and between RHINO RESOURCE PARTNERS LP, a Delaware limited partnership (the “MLP”), and PNC BANK, NATIONAL ASSOCIATION, as Agent for itself and the other Lenders under the Credit Agreement described below (the “Agent”).

WHEREAS, pursuant to that certain Credit Agreement dated as of August 20, 2006 by and among RHINO ENERGY LLC, a Delaware limited liability company, formerly known as CAM Holdings LLC (the “Company”) the Borrower thereunder, the Guarantors from time to time party thereto, the Lenders from time to time party thereto (the “Lenders”) and the Agent, as amended by that certain First Amendment to Credit Agreement, dated as of December 28, 2006; as amended by that certain Second Amendment to Credit Agreement and Consent, dated as of March 8, 2007; as amended by that certain Third Amendment to Credit Agreement, dated as of February 29, 2008; as amended by that certain Fourth Amendment to Credit Agreement, dated as of May 15, 2008; as amended by that certain Fifth Amendment to Credit Agreement, dated June 1, 2008; as amended by that certain Sixth Amendment to Credit Agreement and Amendment to Fifth Amendment to Credit Agreement, dated November 4, 2008; as amended by that certain Seventh Amendment to Credit Agreement, dated as of March 31, 2009, as amended by that certain Eighth Amendment to Credit Agreement (the “Eighth Amendment”), dated as of June 30, 2010 (as the same may hereafter from time to time be restated, amended, modified or supplemented, collectively the “Credit Agreement”), the Agent and the Lenders have agreed to provide certain Loans (as defined therein) to and extend other financial accommodations to the Company and the other Loan Parties; and

WHEREAS, Wexford Capital LP (as successor-by-merger to Wexford Capital LLC) and various affiliates thereof (the “Wexford Investors”) held 100% of the member interests of the Company, and the Wexford Investors pledged such member interests to the Agent, on behalf of the Lenders, pursuant to that certain Pledge Agreement dated August 30, 2006 (the “Existing Pledge Agreement”); and

WHEREAS, the Wexford Investors have transferred, pursuant to a series of transfers (collectively, the “Borrower Equity Transfer”), all of their member interests in the Company to the MLP; and

WHEREAS, as part of the security for the Loans, such other financial accommodations and the other Obligations, and as required by the Eighth Amendment, the membership interest of the MLP in the Company are to be pledged to the Agent for the benefit of itself and the Lenders in accordance herewith; and

WHEREAS, the MLP owns one hundred percent (100%) of the outstanding membership interest of the Company as set forth on Schedule A, attached hereto and made a part hereof; and

WHEREAS, this Agreement replaces and amends and restates in its entirety the Existing Pledge Agreement.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.             Defined Terms.

(a)           Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement.  Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in each applicable jurisdiction and as may be amended from time to time (the “Code”).

(b)           “Pledged Collateral” shall mean and include the following:  (i) the member interests listed on Schedule A and made a part hereof, and all rights and privileges pertaining thereto, including (A) all member interests and additional member interests receivable in respect of or in exchange for such member interests, (B) all rights to subscribe for member interests incident to or arising from ownership of such member interests, (C) all cash, interest, stock and other dividends or distributions paid or payable on such member interests, and (D) all books and records pertaining to the foregoing, including all ownership record and transfer books, (ii) any and all other member interests in the Company, in any other Loan Party and/or in any Subsidiary of any Loan Party, whether now existing or hereafter formed, created, acquired or otherwise, which may be hereafter pledged by the MLP to the Agent to secure the Secured Obligations (as hereinafter defined) of the Company and the other Loan Parties, and all rights and privileges pertaining thereto, including all member interests and additional member interests receivable in respect of or in exchange for such member interests, all rights to subscribe for member interests incident to or arising from ownership of such member interests, all cash, interest, stock, member interests and other dividends or distributions paid or payable on such member interests, and all books and records pertaining to the foregoing, and (iii) whatever is received when any of the foregoing is sold, exchanged or otherwise disposed of, including any proceeds as such term is defined in the Code, thereof.  Notwithstanding the foregoing, any dividend or distribution made by the Borrower in compliance with the terms of the Credit Agreement and Section 5(m) below and any proceeds thereof shall, on and after the date of such dividend or distribution, once made, no longer constitute Pledged Collateral.

(c)           “Secured Obligations” shall mean and include the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the U.S. or any similar laws of any country or jurisdiction) of: (i) all Obligations, including all obligations, liabilities, and indebtedness from time to time of the Company or any other Loan Party to the Agent or any of the Lenders or any Affiliate of any Lender or the Agent under or in connection with the Credit Agreement or any other Loan Document, any Lender-Provided Interest Rate Hedge or any Lender-Provided Commodity Hedge, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any Insolvency Proceeding with respect to the Company or any other Loan Party or which would have arisen or accrued but for the commencement of such Insolvency Proceeding (including interest after default), even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such Insolvency Proceeding, and including all Obligations, liabilities, and indebtedness arising from any extensions of credit under or in connection with the Loan Documents, any Lender-Provided Interest Rate Hedges or any Lender-Provided Commodity Hedges from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents, any Lender-Provided Interest Rate Hedges or any Lender-Provided Commodity Hedges or are made in circumstances in which any condition to extension of credit is not satisfied), (ii) any obligation or liability of any of the Loan Parties arising out of overdrafts on deposits or other accounts or out of electronic funds (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Agent or any Lender to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Agent’s or any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements, and (iii) any amendments, extensions, renewals and increases of or to any of the foregoing.

2.             Grant of Security Interests.

(a)           To secure on a first priority perfected basis the payment and performance of all Secured Obligations in full, the MLP hereby grants to the Agent a continuing first priority security interest under the Code in and hereby pledges to the Agent, for the benefit of each of the Lenders and the Agent, any IRH Provider or CH Provider, all of the MLP’s now existing and hereafter acquired or arising right, title and interest in, to, and under the Pledged Collateral wherever located.

(b)           Upon the execution and delivery of this Agreement, the MLP shall deliver to and deposit with the Agent in pledge, all of the MLP’s certificates, instruments or other documents comprising or evidencing the Pledged Collateral, together with undated stock powers, powers of attorney, instruments or other documents signed in blank by the MLP.  In the event that the MLP should ever acquire or receive certificates, securities, instruments or other documents evidencing the Pledged Collateral, the MLP shall deliver to and deposit with the Agent in pledge, all such certificates, securities, instruments or other documents which evidence the Pledged Collateral, together with undated powers or endorsements signed in blank by the MLP.

3.             Further Assurances.

Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Agent, the MLP shall execute and deliver to the Agent all financing statements, continuation financing statements, termination statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Security Documents”) which the Agent may request, in form satisfactory to the Agent, and take such other action which the Agent may request, to perfect and continue perfected and to create and maintain the first priority status of the Agent’s security interest in the Pledged Collateral and to fully consummate the transactions contemplated under the Credit Agreement, the other Loan Documents and this Agreement.  The MLP hereby irrevocably makes, constitutes and appoints the Agent (and any of the Agent’s officers or employees or agents designated by the Agent) as the MLP’s true and lawful attorney with power to sign the name of the MLP on all or any of the Security Documents which the Agent determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Agent’s security interest in the Pledged Collateral in any jurisdiction.  Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly in full paid and the Commitments have terminated.

4.             Representations and Warranties.

The MLP hereby represents and warrants to the Agent as follows:

(a)           The MLP has, and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time the MLP acquires rights in such Pledged Collateral, will have and will continue to have), title to the Pledged Collateral, free and clear of all Liens other than those in favor of the Agent for the Lenders and the Agent.

(b)           The member interests constituting the Pledged Collateral have been duly authorized and validly issued to the MLP and are fully paid and nonassessable.

(c)           The security interests in the Pledged Collateral granted hereunder are valid, perfected and of first priority, subject to the Lien of no other Person.  The delivery to the Agent of the documents, if any, referred to in Section 2(b) above and the proper filing of the financing statements relating to the Pledged Collateral in the jurisdiction of the state of formation of the MLP will perfect and establish the first priority of the Agent’s security interest in the Pledged Collateral.

(d)           Except to the extent provided in the Partnership Agreement, there are no restrictions upon the transfer of the Pledged Collateral and the MLP has the power and authority and right to transfer the Pledged Collateral owned by the MLP free of any encumbrances and without obtaining the consent of any other Person.  There are no restrictions or limits on the rights or the ability of the Agent to transfer the Pledged Collateral upon the exercise of the Agent’s rights and remedies under the Loan Documents with respect thereto which would in any way affect the ability of the Agent to foreclose on, or realization upon, the Pledged Collateral.

(e)           The MLP has all necessary power to execute, deliver and perform this Agreement.

(f)            As of the date hereof, there are no actions, suits, or proceedings pending or, to the MLP’s best knowledge after due inquiry, threatened against or affecting the MLP with respect to the Pledged Collateral, at law or in equity or before or by any Official Body, and the MLP is not in default with respect to any judgment, writ, injunction, decree, rule or regulation which could adversely affect the MLP’s performance hereunder.

(g)           This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of the MLP, enforceable in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.

(h)           Neither the execution and delivery by the MLP of this Agreement, nor the compliance with the terms and provisions hereof, will violate any provision of any Law or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any Official Body to which the MLP is subject or any provision of any agreement, understanding or arrangement to which the MLP is a party or by which the MLP is bound.

(i)            The exact legal name of the MLP is as set forth on the signature page hereto.

(j)            The state of formation of the MLP is as set forth on Schedule B, attached hereto and made a part hereof.

(k)           The chief executive office of the MLP is as set forth on Schedule B, attached hereto and made a part hereof.

(l)            All rights of the MLP in connection with its ownership of the Company are evidenced and governed solely by the certificates, instruments or other documents evidencing ownership and organizational documents of the Company and no other member or other similar agreements are applicable to any of the Pledged Collateral, and no such certificate, instrument or other document provides that any member interest or other intangible ownership interest, constituting Pledged Collateral, is a “Security” within the meaning of and subject to Article 8 of the Code; and, the organizational documents of the Company contain no restrictions on the rights of its members other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of the Company.

5.             General Covenants.

The MLP hereby covenants and agrees as follows with respect to the Pledged Collateral pledged by the MLP:

(a)           The MLP shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral and shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral, unless such loss is the result of the gross negligence or willful misconduct of the Agent.  The MLP shall notify the Agent in writing ten (10) days prior to any change in the address of the chief executive office set forth on Schedule B.

(b)           The MLP shall appear in and defend any action or proceeding of which the MLP is aware which could reasonably be expected to affect the MLP’s title to, or the Agent’s interest in, the Pledged Collateral and the proceeds thereof; provided, however, that the MLP may settle such actions or proceedings with respect to the Pledged Collateral with the consent of the Agent.

(c)           The MLP shall, and shall cause the Company to, keep separate, accurate and complete records of the Pledged Collateral owned by the MLP, disclosing the Agent’s security interest hereunder.

(d)           The MLP shall comply with all Laws applicable to the Pledged Collateral unless such noncompliance would not individually or in the aggregate materially impair the use or value of the Pledged Collateral or the Agent’s rights hereunder.

(e)           The MLP shall pay any and all taxes, duties, fees or imposts of any nature imposed by any Official Body on any of the Pledged Collateral, except to the extent contested in good faith by appropriate proceedings.

(f)            The MLP shall permit the Agent, its officers, employees and agents at reasonable times to inspect all books and records related to the Pledged Collateral.

(g)           To the extent, following the date hereof, the MLP acquires member interests in the Company or any of the rights, property or member interests described in the definition of, and then constituting, Pledged Collateral with respect to the Company, such rights, property or member interests or securities shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to the Agent, and the MLP thereupon shall deliver all such member interests and other ownership interests together with an updated Schedule A, to the Agent together with all such control agreements, financing statements, and any other documents necessary to implement the provisions and purposes of this Agreement as the Agent may request.

(h)           The MLP will not change its state of formation without providing thirty (30) days prior written notice to the Agent.

(i)            The MLP will not change it’s name without providing thirty (30) days prior written notice to the Agent.

(j)            During the term of this Agreement, the MLP shall not sell, assign, replace, retire, transfer or otherwise dispose of the Pledged Collateral.

(k)           The MLP shall at any time and from time to time take such steps as the Agent may reasonably request as are necessary for the Agent to insure the continued perfection of the Agent’s and the Lenders’ security interest in the Pledged Collateral with the same priority required hereby and the preservation of its rights therein.

(l)            During the term of this Agreement, the MLP shall not permit the Company to treat any uncertificated ownership interests as securities which are subject to Article 8 of the Code.

(m)          Notwithstanding the security interest in the Pledged Collateral in favor of the Agent, dividends or distributions by the Company may be made to the MLP in accordance with the Credit Agreement and, once made, shall no longer constitute Pledged Collateral, provided that no Event of Default or Potential Default shall have occurred or exist immediately prior to, at the time of, or after giving effect to such dividend or distribution.  Any dividend or distribution by the Company to the MLP shall be made in accordance with the Credit Agreement and only if no Event of Default or Potential Default shall have occurred or exist immediately prior to, at the time of, or after giving effect to such dividend or distribution; and if any cash-only dividend or distribution has been made in violation hereof or thereof or if any Event of Default or Potential Default exists immediately prior to, at the time of the making of, or after giving effect to such such dividend or distribution, then the MLP hereby agrees to immediately remit the full amount of such dividend or distribution to the Agent.

6.             Other Rights With Respect to Pledged Collateral.

In addition to the other rights with respect to the Pledged Collateral granted to the Agent hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Agent, at its option and at the expense of the MLP, may: (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Agent, any IRH Provider or any CH Provider, on deposit or otherwise, belonging to the MLP, as the Agent, in its sole discretion, shall determine; and (d) do anything which the MLP is required but fails to do hereunder; provided, however, the Agent and the Lenders may not exercise any post-default rights granted to the Agent and the Lenders pursuant to clause (a) or (b) of this Section with respect to the MLP unless any such Event of Default leading to such post-default rights granted pursuant to clause (a) or (b) of this Section shall continue unremedied for a period of thirty (30) days after the Agent gives written notice of such Event of Default to the MLP, so that the MLP has an opportunity to cure such Event of Default.

7.             Additional Remedies Upon Event of Default.

Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Agent shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under, but subject to the proviso set forth in, Section 6 above and under the other Loan Documents, the following rights and remedies:

(a)           The Agent may, after ten (10) days’ advance notice to the MLP, sell, assign, give an option or options to purchase or otherwise dispose of the Pledged Collateral or any part thereof at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.  The MLP agrees that ten (10) days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The MLP recognizes that the Agent may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such member interests for their own account for investment and not with a view to the distribution or resale thereof.

(b)           The proceeds of any collection, sale or other disposition of the Pledged Collateral of the MLP, or any part thereof, shall, after the Agent has made all deductions of expenses, including attorneys’ fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Agent’s rights with respect to the Pledged Collateral including in any Insolvency Proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable, as follows:

(i)            first, to the Secured Obligations and to reimburse the Agent for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ fees and legal expenses, incurred by the Agent in connection with realizing on the Pledged Collateral or collection of any obligation of the Company under any of the Loan Documents, including advances made subsequent to an Event of Default by the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Pledged Collateral, including advances for taxes, insurance, repairs, and the like, and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale of or other realization on, any of the Pledged Collateral, in such order as the Agent may determine in its discretion; and

(ii)           the balance, if any, as required by Law.

8.             Agent’s Duties.

The powers conferred on the Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

9.             No Waiver; Cumulative Remedies.

No failure to exercise, and no delay in exercising, on the part of the Agent, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege.  The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Loan Documents or by Law.  The MLP waives any right to require the Agent to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Agent’s power.

10.           Taxes.

(a)           No Deductions.  All payments and collections made by or from the MLP under this Agreement shall be made or received free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of Agent and all income and franchise taxes of the United States applicable to Agent (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”).  If the MLP shall be required by law to deduct any Taxes from or in respect of any sum payable or any collection made under this Agreement, (i) the sum payable or collectable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable or collectable under this Subsection) Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the MLP shall make such deductions and (iii) the MLP shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law;

(b)           Stamp Taxes.  In addition, the MLP acknowledges that the Pledged Collateral secures payment of all present and future stamp or documentary taxes and any other excise or property taxes, charges, or similar levies which arise from any payment or collection made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”);

(c)           Indemnification for Taxes Paid by Agent.  The MLP acknowledges that the Pledged Collateral secures the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 10) paid by Agent and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted;

(d)           Certificate.  In the event the MLP pays any Taxes or Other Taxes, within 30 days after the date of any such payment, the MLP shall furnish to Agent, the original or a certified copy of a receipt evidencing payment thereof;

(e)           Survival.  Without prejudice to the survival of any other agreement of the MLP hereunder, the agreements and obligations of the MLP contained in clauses (a) through (d) directly above shall survive the payment in full of principal and interest under any Note and the termination of the Credit Agreement.

11.           Assignment.

All rights of the Agent under this Agreement shall inure to the benefit of its successors and assigns.  All obligations of the MLP shall bind the MLP’s successors, assigns, heirs, executors and personal representatives; provided, however, the MLP may not assign or transfer any of its rights and obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void.

12.           Severability.

Any provision of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.

13.           Governing Law.

This Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania without regard to its conflicts of law principles, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the Commonwealth of Pennsylvania.

14.           Notices.

All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex, facsimile or electronic transmission (i.e., “e-mail”) communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex, facsimile or electronic transmission to the respective parties at the addresses and numbers set forth below or in accordance with any subsequent unrevoked written direction from any party to the others.  All notices shall, except as otherwise expressly herein provided, be effective in the case of telex, facsimile or electronic transmission, when received, in the case of hand-delivered notice, when hand delivered, or in the case of telephone when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile, telex or email.

The Agent:

PNC Bank, National Association, as Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention:	Richard Munsick
Telephone:	(412) 762-4299
Telecopy:	(412) 762-6484
Email:	richard.munsick@pnc.com

The MLP:

424 Lewis Hargett Circle, Suite 250
Lexington, KY 40503
Attention: Joseph R. Miller
Telephone:	859-389-6500
Telecopy:	859-389-6588
Email:	jmiller@rhinoenergyllc.com

with a copy to:

424 Lewis Hargett Circle, Suite 250
Lexington, KY 40503
Attention: Richard A Boone
Telephone:	859-389-6500
Telecopy:	859-389-6588
Email:	rboone@rhinoenergyllc.com

15.           Specific Performance.

The MLP acknowledges and agrees that, in addition to the other rights of the Agent hereunder and under the other Loan Documents, because the Agent’s remedies at law for failure of the MLP to comply with the provisions hereof relating to the Agent’s rights: (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications the MLP is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which the MLP has appointed the Agent the MLP’s attorney-in-fact, and (v) to enforce the Agent’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, the MLP agrees that each such provision hereof may be specifically enforced.

16.           Voting Rights in Respect of the Pledged Collateral.

So long as no Event of Default shall have occurred and be continuing under the Credit Agreement, the MLP may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that the MLP will not exercise and will refrain from exercising any such rights, as the case may be, if such action would have a material adverse effect on the value of any Pledged Collateral.  Without limiting the generality of the foregoing and in addition thereto, the MLP shall not vote to enable, or take any other action to permit, the Company to issue any additional member interests or other ownership interests of any nature or to issue any member interests convertible into or granting the right to purchase or exchange for any member interests or other ownership interests of any nature of the Company or to enter into any agreement or undertaking restricting the right or ability of the MLP or the Agent to sell, assign or transfer any of the Pledged Collateral.

17.           Consent to Jurisdiction; Waiver of Jury Trial.

THE MLP HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY

CERTIFIED OR REGISTERED MAIL DIRECTED TO THE MLP AT THE ADDRESSES PROVIDED FOR IN SECTION 14 ABOVE, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.  THE MLP WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.  THE MLP HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT TO THE FULL EXTENT PERMITTED BY LAW.

18.           Entire Agreement; Amendments.

This Agreement amends and restates the Existing Pledge Agreement in its entirety, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by the MLP.  This Agreement may not be amended or supplemented except by a writing signed by the Agent and the MLP.

19.           Counterparts; Telecopy Signatures.

This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.  The MLP acknowledges and agrees that a telecopy or electronic (i.e., “e-mail”) transmission to the Agent or any Lender of the signature pages hereof purporting to be signed on behalf of the MLP shall constitute effective and binding execution and delivery hereof by the MLP.

20.           Descriptive Headings.

The descriptive headings which are used in this Agreement are for the convenience of the parties only and shall not affect the meaning of any provision of this Agreement.

21.           Limitation of Liability.

No claim may be made by the MLP against any Lender, the Agent or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to this Agreement or the transactions contemplated hereby or thereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, or administration of this Agreement and the MLP hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor.

22.           Construction.

The rules of construction contained in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO AMENDED AND RESTATED PLEDGE AGREEMENT (Borrower)]

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AGENT:

PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Agent

By:	/s/ Richard C. Munsick
Name: Richard C. Munsick
Title: Senior Vice President

MLP:

RHINO RESOURCE PARTNERS LP, a Delaware limited partnership

	By:	Rhino GP LLC, a Delaware
limited liability company, its general partner

		By:	/s/ Richard A. Boone
			Name:	Richard A. Boone
			Title:	Senior Vice President and
Chief Financial Officer

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Pledge Agreement, dated as of October     , 2010, made by RHINO RESOURCE PARTNERS LP, a Delaware limited partnership (the “MLP”) for the benefit of PNC BANK, NATIONAL ASSOCIATION, as Agent (as amended, restated, supplemented or modified from time to time, the “Pledge Agreement”).  The undersigned, intending to be legally bound hereby, agrees for the benefit of the Agent and the Lenders as follows:

1.             The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned, including those terms in Section 17 of the Pledge Agreement.

2.             The undersigned will notify the Agent promptly in writing of the occurrence of any of the events described in Section 5(g) of the Pledge Agreement.

3.             The terms of Section 3 of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may facilitate, in the reasonable judgment of the Agent, the carrying out of Section 3 of the Pledge Agreement.

4.             To the extent that the undersigned has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, the undersigned hereby irrevocably waives such immunity in respect of its obligations under the Pledge Agreement and any other document or agreement executed in connection therewith, and the undersigned agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.

5.             The undersigned acknowledges and agrees that any notices sent to the MLP regarding any of the Pledged Collateral shall also be sent to the Agent in the manner and at the address of Agent as indicated in Section 14 of the Pledge Agreement.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE - ACKNOWLEDGMENT
AND CONSENT TO AMENDED AND RESTATED PLEDGE AGREEMENT (BORROWER)]

RHINO ENERGY LLC

By:	/s/ Richard A. Boone
Name: Richard A. Boone
Title: Senior Vice President and Chief Financial Officer

Address for Notices:

424 Lewis Hargett Circle, Suite 250
Lexington, KY 40503
Attention: Joseph R. Miller
Telephone: 859-389-6500
Telecopy: 859-389-6588
Email: jmiller@rhinoenergyllc.com

with a copy to:

424 Lewis Hargett Circle, Suite 250
Lexington, KY 40503
Attention: Richard A Boone
Telephone: 859-389-6500
Telecopy: 859-389-6588
Email: rboone@rhinoenergyllc.com

SCHEDULE A

TO

AMENDED AND RESTATED PLEDGE AGREEMENT (Borrower)

Description of Pledged Collateral

Member	Description of Pledged Collateral and Certificate Number (if any)	Percentage of Ownership

RHINO RESOURCE PARTNERS LP	100% of membership interests of RHINO ENERGY LLC	100%

SCHEDULE B

TO

AMENDED AND RESTATED PLEDGE AGREEMENT (Borrower)

Addresses for Notices to MLP

Name and Jurisdiction of Formation	Mailing Address and Chief Executive Office

RHINO RESOURCE PARTNERS LP, a Delaware limited partnership	424 Lewis Hargett Circle Suite 250 Lexington, KY 40503 Attention: Joseph R. Miller Telephone: 859-389-6500 Telecopy: 859-389-6588 Email: jmiller@rhinoenergyllc.com with a copy to:

424 Lewis Hargett Circle, Suite 250 Lexington, KY 40503 Attention: Richard A Boone Telephone: 859-389-6500 Telecopy: 859-389-6588 Email: rboone@rhinoenergyllc.com